UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2009

MXENERGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138425	20-2930908
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

595 Summer Street, Suite 300, Stamford, Connecticut  06901

(Address and zip code of principal executive offices)

203-356-1318

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

MXenergy Inc. (“MXenergy”) and MXenergy Electric Inc., subsidiaries of MXenergy Holdings Inc. (the “Company”), entered into the Ninth Amendment and Waiver dated as of September 14, 2009 (the “Credit Agreement Amendment”), to the Third Amended and Restated Credit Agreement dated as of November 17, 2008 (as amended to date, the “Credit Agreement”) with the Company and certain of its subsidiaries, as guarantors, the lenders party thereto and Société Générale, as administrative agent.

Pursuant to the terms of the Credit Agreement Amendment, the final date on which the Company may request issuance, increase, amendment, renewal or extension of letters of credit under the Credit Agreement was amended to the date which is two (2) business days prior to the Maturity Date.

MXenergy also entered into the Seventeenth Amendment and Waiver to Master Transaction Agreement dated as of September 14, 2009 (the “Hedge Agreement Amendment”), with the Company and certain of its subsidiaries, as guarantors, and Société Générale, as hedge provider (the “Hedge Provider”), amending certain provisions of that certain Master Transaction Agreement dated as of August 1, 2006 (as amended to date, the “Hedge Agreement”).  The Hedge Agreement Amendment amended the Hedge Agreement by extending the date by which a Liquidity Event (as defined in the Hedge Agreement) and a refinancing and repayment and/or novation of MXenergy’s obligations under the Hedge Agreement shall occur to September 21, 2009

These descriptions of the Credit Agreement Amendment and the Hedge Agreement Amendment are qualified in their entirety by reference to the complete terms of such amendments which are attached to this Current Report as Exhibits 10.1 and 10.2, respectively.

Item 2.02                     Results of Operations and Financial Condition

Information pertaining to the Company’s results of operations and financial condition is contained under “Results of Operations” in Item 8.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01                     Other Events

Results of Operations

As of the date of this Form 8-K, the Company has not yet finalized its audited financial statements or published any financial results for the fiscal year ended June 30, 2009.  For the year then ended, the Company currently estimates that total sales of natural gas and electricity and Adjusted EBITDA will exceed $780 million and $42 million, respectively.  These estimated results have not been examined or audited by the Company’s independent registered public accounting firm and its independent registered public accounting firm has not provided any other form of assurance on these estimated results.  There can be no assurance that these estimated results will not differ from the financial information to be reflected in the Company’s financial statements for the period ended June 30, 2009, when finalized, or that these estimated results are indicative of the Company’s future performance.

Exchange Offer and Consent Solicitation Clarification

As indicated in the cover letter, dated September 9, 2009, the Second Amended and Restated Confidential Offering Memorandum and Consent Solicitation Statement DOES NOT change any of the economic or other material terms of the Exchange Offer and Consent Solicitation, as such terms were contained in the Amended and Restated Confidential Offering Memorandum and Consent Solicitation Statement, dated August 14, 2009.  Accordingly, for each $1,000 aggregate principal amount of Notes validly tendered and not validly withdrawn on or prior to the Expiration Date, the Company will issue 213.75 shares of Class A Exchange Common Stock as previously stated, and not the 213.745563 shares of Class A Exchange Common Stock included in the Second Amended and Restated Confidential Offering Memorandum and Consent Solicitation Statement.  The 213.745563 shares described in the Second Amended and Restated Confidential Offering Memorandum and Consent Solicitation Statement was included therein in order to facilitate the rounding of the share numbers contained in the Second Amended and Restated Confidential Offering Memorandum.

Item 9.01                     Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1

Ninth Amendment and Waiver to the Third Amended and Restated Credit Agreement, dated as of September 14, 2009, by and among MXenergy Inc. and MXenergy Electric Inc., as borrowers, MXenergy Holdings Inc. and certain of its subsidiaries, as guarantors, the lenders party thereto and Société Générale, as administrative agent.

10.2

Seventeenth Amendment and Waiver to the Master Transaction Agreement, dated as of September 14, 2009, by and among MXenergy Inc., the Company and certain of its subsidiaries, as guarantors, and Société Générale, as hedge provider.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MXENERGY HOLDINGS INC.
(Registrant)

Date: September 16, 2009	/s/ Carole R. Artman-Hodge
	Name:	Carole R. Artman-Hodge
	Title:	Executive Vice President and Secretary